Exhibit 99.1

Laird Superfood Reports First Quarter 2025 Financial Results

Net Sales grew 18%. Gross Margin at 41.9%, positive adjusted EBITDA.

Re-affirms 2025 full year guidance.

Boulder, Colorado – May 7, 2025 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” the “Company”, “we”, and “our”), today reported financial results for the first quarter ended March 31, 2025.

Jason Vieth, Chief Executive Officer, commented, “I am pleased to report another strong quarter of Net Sales growth for Laird Superfood. Our Q1 results represent the fifth consecutive quarter of double-digit year-over-year sales growth, which was once again driven by our strategic expansion into brick-and-mortar stores and through Amazon. Our growth in Q1 demonstrates the sustained momentum of our business and comes despite the impact of the previously reported out-of-stocks that occurred as a result of stronger than expected creamer and latte sales during the fourth quarter of 2024. To that end, I am pleased to report that we are now beyond the inventory issues and supply constraints on these products – and have built a more flexible and adaptive Supply Chain in the process.

During the quarter, our Gross Margin proved to be as resilient as expected despite the recent, historic run-up in commodities such as coffee prices and coconut milk powder. That strength translated to our bottom-line result as well, with an $860 thousand narrowing of our Net Loss and a positive $400 thousand Adjusted EBITDA for the quarter. This result demonstrates the leverage that we expect to gain as we grow our business from here, and along with our strong Net Sales growth, highlights another outstanding quarter in our Laird Superfood turnaround story.”

First Quarter 2025 Highlights

●	Net Sales of $11.7 million compared to $9.9 million in the corresponding prior year period and $11.6 million in the fourth quarter of 2024.

●	E-commerce sales increased by 6% year-over-year and contributed 53% of total Net Sales, with significant improvements in media efficiency and strong performance on Amazon.com.

●	Wholesale sales increased by 35% year-over-year and contributed 47% of total Net Sales, primarily driven by distribution gains in grocery and club stores, partially offset by increased promotional trade spend.

●	Gross Margin was 41.9% compared to 40.0% in the corresponding prior year period, and 38.6% in the fourth quarter of 2024. Increased absorption of overhead related to inbound freight in the current quarter resulting from increased inventory purchases accounted for approximately 3.3 points of Gross Margin in Q1 2025. Gross Margin is expected to normalize for the balance of the year to achieve a high 30s percent for the full year in accordance with our guidance.

●	Net Loss was $0.2 million, or $0.02 per diluted share, compared to Net Loss of $1.0 million, or $0.11 per diluted share, in the corresponding prior year period and Net Loss of $0.4 million, or $0.04 per diluted share, in the fourth quarter of 2024. The improvement was driven by Gross Margin expansion, as well as lower marketing, and general and administrative (G&A) costs.

●	Adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation, and non-recurring items (“adjusted EBITDA”), which is a non-GAAP financial measure, was $0.4 million, or $0.03 per diluted share, compared to ($0.7) million, or ($0.08) per diluted share, in the corresponding prior year period and $0.2 million, or $0.01 per diluted share, in the fourth quarter of 2024. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

Revenue Disaggregation

	Three Months Ended March 31,
	2025		2024
	$	% of Total	$	% of Total
Coffee creamers	$6,712,651	58%	$5,570,321	56%
Coffee, tea, and hot chocolate products	3,220,892	28%	2,175,265	22%
Hydration and beverage enhancing products	2,106,179	18%	2,025,272	20%
Snacks and other food items	1,430,729	12%	1,304,060	13%
Other	71,682	1%	122,012	1%
Gross sales	13,542,133	117%	11,196,930	112%
Shipping income	122,274	1%	111,428	1%
Discounts and promotional activity	(2,010,248)	(18)%	(1,399,420)	(13)%
Sales, net	$11,654,159	100%	$9,908,938	100%

	Three Months Ended March 31,
	2025		2024
	$	% of Total	$	% of Total
E-commerce	$6,213,116	53%	$5,868,337	59%
Wholesale	5,441,043	47%	4,040,601	41%
Sales, net	$11,654,159	100%	$9,908,938	100%

Balance Sheet and Cash Flow Highlights

We had $7.2 million of cash, cash equivalents, and restricted cash as of March 31, 2025, and no outstanding debt.

Cash used in operating activities was $1.3 million for the three months ended March 31, 2025, compared to cash used in operating activities of $0.4 million in the same period in 2024. The increase in cash used relative to the corresponding prior year period was driven by strategic investment into working capital to meet high demand for our products and to address the out-of-stocks experienced at the end of 2024 and in Q1 2025.

2025 Outlook

Management's strategy is to drive growth well in excess of the consumer goods and food industry averages:

●	Management re-affirms Net Sales growth in the 20% to 25% range, driven by continued expansion across Wholesale accounts and further penetration of consumers on e-commerce platforms.
●	Gross Margin is expected to hold in the upper 30s, despite inflation in commodities and other cost pressures.
●	Breakeven adjusted EBITDA.
●	Cash use of $1 to $2 million for the full year to invest in inventory to support top line growth and to minimize out-of-stocks.

Conference Call and Webcast Details

We will host a conference call and webcast at 5:00 p.m. ET today to discuss our financial results. Participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events”. The webcast will be archived on the Company's website and will be available for replay for at least two weeks.

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are clean, delicious, and functional. Our products are designed to enhance a consumer's daily ritual and keep them fueled naturally throughout the day. Laird Superfood was co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Laird Superfood's offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at www.lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s anticipated cash runway, future financial performance, and growth. Such forward-looking statements may be identified by words such as "anticipates," "believes," "continues," "could," "estimates," "expects," "intends," "may," "outlook," "plans," "potential," predicts," "projects," "seeks," "should," "will," "would", or the antonyms of these terms or other comparable terminology. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and food service customers, as well as the health of the food service industry generally; (10) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements, including our ability to continue as a going concern; (12) the costs and success of our marketing efforts, and our ability to promote our brand; (13) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (14) our ability to effectively manage our growth; (15) our ability to compete effectively with existing competitors and new market entrants; (16) the impact of adverse economic conditions; (17) the growth rates of the markets in which we compete, and (18) the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings we make with the Securities and Exchange Commission.

Investor Relations Contact

Trevor Rousseau

investors@lairdsuperfood.com

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31,
	2025	2024
Sales, net	$11,654,159	$9,908,938
Cost of goods sold	(6,772,619)	(5,944,837)
Gross profit	4,881,540	3,964,101
General and administrative
Salaries, wages, and benefits	1,158,155	922,407
Other general and administrative	1,085,609	1,235,341
Total general and administrative expenses	2,243,764	2,157,748
Sales and marketing
Marketing and advertising	1,731,036	2,053,258
Selling	1,055,570	779,156
Related party marketing agreements	69,189	62,501
Total sales and marketing expenses	2,855,795	2,894,915
Total operating expenses	5,099,559	5,052,663
Operating loss	(218,019)	(1,088,562)
Other income	74,448	110,997
Loss before income taxes	(143,571)	(977,565)
Income tax expense	(12,611)	(38,957)
Net loss	$(156,182)	$(1,016,522)
Net loss per share:
Basic and diluted	$(0.02)	$(0.11)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	10,345,495	9,401,605

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(156,182)	$(1,016,522)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	66,521	71,435
Stock-based compensation	508,410	279,565
Provision for inventory obsolescence	101,715	43,204
Other operating activities, net	24,575	64,948
Changes in operating assets and liabilities:
Accounts receivable	(556,239)	(1,069,238)
Inventory	(3,638,003)	646,231
Prepaid expenses and other current assets	576,688	217,889
Operating lease liability	(26,492)	(32,254)
Accounts payable	1,032,391	70,901
Accrued expenses	751,038	276,051
Related party liabilities	40,834	25,479
Net cash from operating activities	(1,274,744)	(422,311)
Cash flows from investing activities	(72,214)	—
Cash flows from financing activities	(3,832)	4,791
Net change in cash and cash equivalents	(1,350,790)	(417,520)
Cash, cash equivalents, and restricted cash, beginning of period	8,514,152	7,706,806
Cash, cash equivalents, and restricted cash, end of period	$7,163,362	$7,289,286
Supplemental disclosures of non-cash financing activities
Prepaid expenses paid for with a short-term financing arrangement included in accrued expenses	$83,379	$—
Taxes withheld to cover net issuances of incentive stock awards included in accrued expenses	$214,489	$—

LAIRD SUPERFOOD, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
	March 31, 2025	December 31, 2024
Assets
Current assets
Cash, cash equivalents, and restricted cash	$7,163,362	$8,514,152
Accounts receivable, net	2,317,635	1,762,911
Inventory	9,511,964	5,975,676
Prepaid expenses and other current assets	1,220,580	1,713,889
Total current assets	20,213,541	17,966,628
Noncurrent assets
Property and equipment, net	109,195	58,447
Intangible assets, net	851,068	896,123
Related party license agreements	132,100	132,100
Right-of-use assets	187,127	205,703
Total noncurrent assets	1,279,490	1,292,373
Total assets	$21,493,031	$19,259,001
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,170,151	$2,137,760
Accrued expenses	4,691,904	3,642,998
Related party liabilities	75,781	34,947
Lease liabilities, current portion	106,761	105,966
Total current liabilities	8,044,597	5,921,671
Lease liabilities	117,661	140,464
Total liabilities	8,162,258	6,062,135
Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized at March 31, 2025 and December 31, 2024; 10,805,361 and 10,429,030 issued and outstanding at March 31, 2025, respectively; and 10,668,705 and 10,292,374 issued and outstanding at December 31, 2024, respectively.	10,429	10,292
Additional paid-in capital	121,594,836	121,304,884
Accumulated deficit	(108,274,492)	(108,118,310)
Total stockholders’ equity	13,330,773	13,196,866
Total liabilities and stockholders’ equity	$21,493,031	$19,259,001

LAIRD SUPERFOOD, INC.

NON-GAAP FINANCIAL MEASURES

(unaudited)

In this press release, we report Adjusted EBITDA and Adjusted EBITDA per diluted share, which are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest expense and other (income) loss, (2) income tax (benefit) expense, (3) depreciation and amortization expenses, (4) stock-based compensation, and (5) expenses and recoveries related to a product quality issue. The Company believes Adjusted EBITDA is useful to investors because it facilitates comparisons of its core business operations, excluding non-cash costs and non-recurring events, across periods on a consistent basis.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest expense; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including Net Sales, net loss, cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	Three Months Ended March 31,
	2025	2024
Net loss	$(156,182)	$(1,016,522)
Adjusted for:
Depreciation and amortization	66,521	71,435
Stock-based compensation	508,410	279,565
Income tax expense	12,611	38,957
Interest expense and other (income) expense, net	(74,448)	(110,997)
Product quality issue (a)	—	(11,195)
Adjusted EBITDA	$356,912	$(748,757)
Net loss per share, diluted:	$(0.02)	$(0.11)
Adjusted EBITDA per share, diluted:	$0.03	$(0.08)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic	10,345,495	9,401,605
Dilutive securities	1,514,828	—
Weighted-average shares of common stock outstanding used in computing adjusted EBITDA per share of common stock, diluted	11,860,323	9,401,605

(a) In January 2023, we identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. We previously incurred costs associated with product testing, discounts for replacement orders, and inventory obsolescence costs. We reached settlement with a supplier in the third quarter of 2023 and recorded recoveries in 2024.